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                                                                    EXHIBIT 10.3

                              FIRST AMENDMENT TO
                                TRUST AGREEMENT


     This First Amendment to Trust Agreement (the "Amendment") is made this 3rd day of November, 1997, by Wilmington Trust Company, a Delaware banking corporation ("Trustee"), as trustee of HFMI Trust (the "Trust"), a Delaware business trust created on January 30, 1997 under the Delaware Business Trust Act, as amended.

                                   RECITALS
                                   --------

A. Pursuant to a series of transactions between Progressive Food Concepts, Inc. (formerly known as "HFMI Acquisition Corporation" and referred to herein as "PFCI") and Harry's Farmers Market, Inc. ("HFMI") on January 31, 1997, including, without limitation, the transaction described in that certain Acquisition Agreement, dated January 31, 1997, between HFMI and HFMI Acquisition Corporation (now known as Progressive Food Concepts, Inc.), HFMI acquired and now owns 712.3746 shares of common stock, having a par value of $0.01 per share, of PFCI (the "Shares").

B. Pursuant to the Acquisition Agreement, HFMI acquired certain rights against dilution of its interests by requiring PFCI, under certain circumstances, to issue additional shares of common stock to HFMI.

C. HFMI, Trustee and PFCI entered into that certain Trust Agreement dated January 30, 1997 (the "Trust Agreement"), pursuant to which the Trust was created and Trustee was appointed the trustee thereof.

D. Pursuant to the terms of the Trust Agreement, the Trustee issued and delivered to HFMI a Georgia Class Owner Certificate and a Worldwide Class Owner Certificate, in each case as described in the Trust Agreement. As required under the Trust Agreement, HFMI immediately transferred to PFCI the Worldwide Class Owner Certificate.

E. The Trustee, on behalf of the Trust, entered into two separate license agreements governing the use of the Trust property as follows:

     1. Newco License Agreement between HFMI Trust and PFCI ("Newco License"), dated as of January 31, 1997, pursuant to which PFCI was granted the irrevocable, exclusive and perpetual license to use the Worldwide Class Intellectual Property (as defined in the Trust Agreement); and

     2. HFMI License Agreement between HFMI Trust and HFMI ("HFMI License"), dated as of January 31, 1997, pursuant to which HFMI was
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          granted the irrevocable, exclusive and perpetual license to use the Georgia Class Intellectual Property (as defined in the Trust Agreement).

F. HFMI has agreed to sell to PFCI, and PFCI has agreed to redeem from HFMI, all of the Shares for, among other things, an amendment to the Trust Agreement as described herein (the "Redemption").

G. Pursuant to Section 12.01 of the Trust Agreement, and with the consent of the Owners, the Trustee desires to amend the Trust Agreement as described herein.


                                   AGREEMENT
                                   ---------

     FOR AND IN CONSIDERATION of the foregoing Recitals, which are incorporated herein, the mutual covenants expressed below, and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 3.01(c) of the Trust Agreement is hereby amended by adding the following to the end of the section:

     Notwithstanding anything in this section to the contrary, HFMI shall be entitled, at its option, to acquire, create or develop a new name to replace the "Harry's in a Hurry" name and the "Harry's" name as used on and in connection with the operation of the Harry's Farmers Market megastores, in which event, HFMI shall not be required to contribute such name to the Trust, and such new name will not be included in the Additional Intellectual Property.

2. Section 3.02(a)(ii) of the Trust Agreement is hereby deleted and replaced, in its entirety, with the following:

     (ii) the license annexed hereto as Annex I to utilize the
     Worldwide Class Intellectual Property under the terms and
     conditions set forth therein (the "Newco License"); and
                                        -------------

3. Section 3.02(b)(ii) of the Trust Agreement is hereby deleted and replaced, in its entirety, with the following:

     (ii) the license annexed hereto as Annex II to utilize the
     Georgia Class Intellectual Property under the terms and
     conditions set forth therein (the "HFMI License").
                                        ------------

4. The definition and description of "Worldwide Class Intellectual Property," as reflected on Exhibit D to the Trust Agreement, is hereby deleted and replaced, in its entirety, with the following:

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     WORLDWIDE CLASS INTELLECTUAL PROPERTY includes the rights in the
     Intellectual Property that are available for worldwide use and commercialization, except as follows:

          1. use in the State of Georgia and the State of Alabama, United States of America, of any of the Intellectual
          Property;

          2. use in the states of Tennessee, North Carolina and South Carolina, United States of America, of the names "Harry's" and "Harry's in a Hurry"; and

          3. use in the states of Tennessee, North Carolina and South Carolina, United States of America, of any of the Trademarks, Service Marks and Trade Names, as referenced and described in the Trust Agreement, which include or incorporate the word "Harry's."

5. The definition and description of "Georgia Class Intellectual Property," as reflected on Exhibit D to the Trust Agreement, is hereby deleted and replaced, in its entirety, with the following:

     GEORGIA CLASS INTELLECTUAL PROPERTY includes, and is limited to, the rights in the Intellectual Property that are available for use and commercialization as follows:

          1. use in the State of Georgia and the State of Alabama, United States of America, of all of the Intellectual
          Property; and

          2. use in the states of Tennessee, North Carolina and South Carolina, United States of America, of the names "Harry's" and "Harry's in a Hurry"; and

          3. use in the states of Tennessee, North Carolina and South Carolina, United States of America, of any of the Trademarks, Service Marks and Trade Names, as referenced and described in the Trust Agreement, which include or incorporate the word "Harry's."

6. The Trust Agreement shall be amended only as described in the above particulars. All capitalized terms used herein, but not defined, shall have the meanings ascribed to them in the Trust Agreement.

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     IN WITNESS WHEREOF, the Trustee has caused this First Amendment to Trust
Agreement to be executed in accordance with the terms and conditions of Section
12.01 of the Trust Agreement as of the day and date shown above.


                              WILMINGTON TRUST COMPANY, IN ITS CAPACITY AS, AND ONLY IN ITS CAPACITY AS, TRUSTEE OF HFMI TRUST


                              BY:  ________________________________
                              ITS:



                               CONSENT OF OWNERS

     Harry's Farmers Market, Inc., a Georgia corporation, and Progressive Food Concepts, Inc., a Delaware corporation, as Owners of the Owner Certificates in the Trust Estate (all as defined in the Trust Agreement) hereby execute the foregoing First Amendment to Trust Agreement for purposes of indicating their approval of the Amendment and their consent to the execution by the Trustee of such Amendment.


                              HARRY'S FARMERS MARKET, INC.


                              BY:  ______________________________________
                              ITS:



                              PROGRESSIVE FOOD CONCEPTS, INC.


                              BY:  _____________________________________
                              ITS:

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